                                                                     EXHIBIT 3.4

                         CERTIFICATE OF DESIGNATION OF
                           RIGHTS AND PREFERENCES OF
                          SERIES A PREFERRED STOCK  OF
                           SPECTRUMEDIX CORPORATION
                            -------------------------

          SpectruMedix Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST: That the name of the Corporation is SpectruMedix Corporation, and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 16, 1992 under the name Premier American Technologies Corp. and the Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 16, 1997.

          SECOND: That the Certificate of Incorporation of the Corporation authorizes the issuance of 2,000,000 shares of preferred stock, with the Board of Directors of the Corporation authorized to establish the rights and preferences thereof in accordance with Section 151(g) of the Delaware General Corporation Law.

          THIRD: That, on July 30, 1999, the Board of Directors of the Corporation duly adopted resolutions setting forth the rights and preferences of the Series A Preferred Stock.

          FOURTH: That the rights and preferences of the Series A Preferred Stock shall be as follows:

          1.  Designation; Number of Shares. The Corporation hereby authorizes
              -----------------------------
the issuance of a series of preferred stock, to be called the "Series A Preferred Stock." The total number of shares of Series A Preferred Stock that the Corporation shall have the authority to issue is 2,000.

          2.  Dividends; Ranking.  Holders of Series A Preferred Stock shall be
              ------------------
entitled to receive dividends only as and when the Corporation shall declare and pay dividends in respect of its Common Stock, and absent such a declaration, no dividends shall be payable, accrue or accumulate in respect of shares of Series A Preferred Stock. If the Corporation shall declare a dividend in respect of its Common Stock, each Holder of Series A Preferred Stock shall be paid in an amount equal to the dividend that would be payable if such Holder had converted his shares of Series A Preferred Stock into shares of Common Stock immediately prior to the record date for the payment of such dividend at the Conversion Price then in effect.

          3.  Liquidation Preference.  In the event of any voluntary or
              ----------------------
involuntary liquidation, dissolution or winding-up of the Corporation, the Holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the Holders of the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to any such distribution, an amount in cash for each share equal to $1,000.00 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting such shares) plus all declared and unpaid dividends for each share of Series A Preferred Stock, if any (collectively, the "Liquidation Preference"). If upon any voluntary or
                        ----------------------
involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock shall not be paid in full, then the Holders of the Series A Preferred Stock and such parity stock shall share ratably in any such distribution of assets of the Corporation in proportion to the full preferential amounts to which they are entitled. The merger of the Corporation with or into any other corporation, or the sale of substantially all the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 2, but no merger or sale of assets shall in any way impair the rights, preferences, privileges or priorities of the Series A Preferred Stock.

          4.  Redemption.
              ----------
          (a)  Optional Redemption by Corporation. Subject to the right of the
               ----------------------------------
Holders of Series A Preferred Stock to convert such shares into Common Stock, as provided in Section 6 hereof, the Corporation, at its option, may redeem the whole or any part of the outstanding Series A Preferred Stock on any Redemption Date (as hereinafter defined) by paying in cash a redemption price in an amount equal to the Liquidation Preference per share. Redemptions of less than all of the outstanding Series A Preferred Stock pursuant to this Section 4(a) shall be apportioned among the Holders in accordance with Section 4(b) below.

          (b)  Notice of Redemption. Any redemption of the Series A Preferred
               --------------------
Stock pursuant to Section 4(a) may be made only if prior notice is given by the Corporation at least 20 days but not more than 60 days prior to the date fixed for such redemption (a "Redemption Date") to all Holders of record of the Series
                        ---------------
A Preferred Stock at their respective addresses appearing on the books of the Corporation. Such notice shall specify (i) the number of shares being redeemed,
(ii) the Redemption Date, and (iii) the redemption price and an amount equal to all dividends accrued and unpaid thereon, if any, to and including the Redemption Date. From and after the date fixed in such notice as the Redemption Date (unless default shall have been made by the Corporation in providing monies for the payment in full of the redemption price and an amount equal to all accrued and unpaid dividends on the Series A Preferred Stock to and including the Redemption Date), all dividends upon the shares of the Series A Preferred Stock that are redeemed shall cease to accrue, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive payment in full of the redemption price and an amount equal to all accrued and unpaid dividends to and including the Redemption Date) shall cease; or, if the Corporation shall so elect and so state in the notice of redemption, from and after the date (which date shall be the Redemption Date or a date prior thereto) on which the Corporation shall deposit as a trust fund for the benefit of the Holders of shares called for redemption with a bank or trust company with a combined capital surplus of at least $50,000,000 doing business in New York, New York, as paying agent, monies sufficient in the amount to pay at the office of such paying agent, on the Redemption Date, the redemption price, together with an amount equal to all accrued and unpaid dividends to and including the Redemption Date (provided that notice of redemption shall state the name and address of such paying agent and the intention of the Corporation to deposit such monies on or before the Redemption Date with such paying agent), all dividends on shares of the Series A Preferred Stock that are to be redeemed

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shall cease to accrue and all rights of the Holders thereof as stockholders of the Corporation, except the right to receive payment of the redemption price and an amount equal to all accrued and unpaid dividends to and including the Redemption Date, shall thereupon cease. All monies so deposited with the paying agent which shall remain unclaimed by the Holders of shares of the Series A Preferred Stock so called for redemption at the end of three calendar years after the Redemption Date shall be paid by the paying agent to the Corporation and thereafter the Holders of the Series A Preferred Stock shall look only to the Corporation for payment.

          (c)  Shares Retired. All shares of the Series A Preferred Stock
               --------------
redeemed by the Corporation shall be retired and cancelled and shall not be reissued.

          5. Conversion of Series A Preferred Stock.
             --------------------------------------

          (a) Right to Convert. Each Holder of Series A Preferred Stock shall have the right, at such Holder's option, to convert all or any portion of such Holder's shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock, at such Holder's option ("Conversion
                                                                ----------
Stock"), as is equal to the quotient obtained by dividing (1) $1,000.00, by (2)
-----
the Conversion Price (as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted, by surrender of the certificates representing the shares of Series A Preferred Stock to be converted in the manner provided in Section 5(b) hereof. The initial Conversion Price shall be $2.50 per share of Common Stock, and shall be subject to adjustment as provided in Section 6 hereof. The Holder of any shares of Series A Preferred Stock converted in accordance with the provisions of this Section 5 shall be entitled to payment of any declared but unpaid dividends thereon on the Series A Preferred Stock to be converted to the date of issuance by the Corporation of the shares of Conversion Stock.

                    (i) Notwithstanding the delivery by the Corporation of a notice of redemption pursuant to Section 4(b) hereof, any Holder of Series A Preferred Stock may, by delivery of an irrevocable notice (the "Exemption
                                                                       ---------
     Notice") to the Corporation not less than five (5) days prior to the
     ------
     Redemption Date, elect to convert, in full or in part, such Holder's shares of Series A Preferred Stock into Conversion Stock. Upon delivery of an Exemption Notice, the right of the Corporation to redeem the shares of Series A Preferred Stock that are the subject of the Exemption Notice shall irrevocably terminate, and the subject shares of Series A Preferred Stock shall remain outstanding for all purposes hereunder until such time as they are converted into shares of Conversion Stock.

                    (ii) The conversion rights of any share of Series A Preferred Stock redeemed hereunder shall terminate on the Redemption Date for such share unless the Corporation has failed to pay to the Holder thereof the Liquidation Preference of such share.

          (b)  Exercise of Conversion Right. The Holder of any shares of Series
               ----------------------------
A Preferred Stock may exercise the conversion right pursuant to Section 5(a) hereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares of the shares to be converted, duly endorsed or assigned in blank to the Corporation, accompanied by written notice (a "Conversion
    ----------

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Notice") stating that such Holder elects to convert all or a specified portion
------
of such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Conversion Stock are to be issued and the class or classes of Conversion Stock to be issued; provided, however,
                                                           --------  -------
that, if such name or names are other than that of the Holder, such issuance of Conversion Stock is permitted by applicable Federal and state securities laws. The date of receipt of such certificate or certificates and notice by the Corporation or transfer agent, as the case may be, shall be the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, but
      ---------------
in any event within ten (10) Business Days thereafter, the Corporation shall issue and deliver to the Holder, or upon the written order of such Holder, to the place designated by such Holder, (i) a certificate or certificates for the number of full shares of Conversion Stock to which such Holder is entitled (ii) a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 5(c) hereof, payable with respect to the shares of Series A Preferred Stock so converted up to and including the Conversion Date and (iii) a check or cash representing declared but unpaid dividends, if any, on the Series A Preferred Stock converted in accordance with Section 5(a). The person in whose names the certificate or certificates for Conversion Stock are to be issued shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (c) No Fractional Shares.  No fractional shares of Conversion Stock or
              --------------------
scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Conversion Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of issuing any fractional shares of Conversion Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall make payment to such Holder, in cash, of an amount equal to the fraction of a share of Conversion Stock otherwise issuable to such Holder, multiplied by the Market Price on the Business Day immediately prior to conversion.

          (d) Stamp Taxes, Etc.  The Corporation shall pay all documentary,
              ----------------
stamp or other transactional taxes or governmental charges attributable to the issuance or delivery of shares of capital stock of the corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that
                                                      --------  -------
the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate of such shares in a name other than that of the Holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

          (e) Reservation of Common Stock.  The Corporation shall reserve, free
              ---------------------------
from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock and the conversion, exercise and exchange of all other outstanding Convertible Securities and Options sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock and all other outstanding Convertible Securities and Options. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Stock.

          (f)  No Liens.  All shares of Conversion Stock which may be issued in
               --------
connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          (g)  No Impairment.  The Corporation shall not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all provisions of Section 5 and 6 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the Holders of the Series A Preferred Stock against impairment.

          6. Adjustment of Exercise Price and Number of Shares of Common Stock.
             -----------------------------------------------------------------
The applicable Conversion Price for the Series A Preferred Stock shall be subject to adjustment from time to time as hereinafter provided for in this
Section 6.

          (a)  Stock Dividends. In case at any time the Corporation shall
               ---------------
declare a dividend or make any other distribution upon the Common Stock of the Corporation which is payable in Common Stock or Convertible Securities, the Conversion Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such dividend or other distribution shall be proportionately increased.

          (b)  Subdivision or Combination of Stock. In case the Corporation
               -----------------------------------
shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of the Series A Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of the Series A Preferred Stock immediately prior to such combination shall be proportionately reduced.

          (c) Adjustments for Consolidation, Merger, Sale of Assets,
              ------------------------------------------------------
Reorganization, etc. In case the Corporation (i) consolidates or merges with or
-------------------
into any other corporation and the Corporation shall not have exercised its rights to redeem this Series A Preferred Stock under

Section 4(a) hereof, or (ii) transfers all or substantially all of its properties and assets to any other corporation and the Corporation shall not have exercised its rights to redeem this Series A Preferred Stock under Section 4(a) hereof, or (iii) effects a capital reorganization or reclassification of the capital stock of the Corporation in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision, in form and substance reasonably satisfactory to the Holders of 66-2/3% of the Series A Preferred Stock then outstanding, shall be made so that, upon the basis and upon the terms and in the manner provided in this Section 6(c), upon the conversion of the Series A Preferred Stock at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of the Series A Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Series A Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Series A Preferred Stock immediately prior thereto. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (d)  Notice of Adjustment. Whenever the number of shares issuable upon
               --------------------
the conversion of the Series A Preferred Stock or the Conversion Price is adjusted, as provided in this Section, the Corporation shall prepare and mail to each Holder a certificate setting forth (i) the Conversion Price and the number of shares issuable upon the conversion of the Series A Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

          (e)  Treasury Shares. The number of shares of Common Stock outstanding
               ---------------
at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purposes of this Section 6.

          (f)  Certain Adjustment Rules.
               ------------------------

               (i) The provisions of this Section 6 shall similarly apply to successive transactions.

               (ii) If the Corporation shall declare any dividend referred to in Section 6(a) and if any Holder converts all or any part of the Series A Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the payment of such dividend.

               (iii) If the Corporation shall declare any dividend referred to in Section 6(a) and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 6 in respect of such declaration.

          7. Voting Rights.
             -------------

          (a) Except to the extent required by the Delaware General Corporation Law, each Holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock are convertible (as adjusted from time to time pursuant to Section 6 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

          (b) Notwithstanding the provisions of Section 7(a), so long as any shares of Series A Preferred Stock shall be outstanding, the affirmative vote or written consent of the Holders of 66-2/3% of the Series A Preferred Stock then outstanding, voting or consenting separately as a class, shall be required for the Corporation to:

               (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, or increase or decrease the number of shares of Series A Preferred Stock authorized hereby;

               (ii) authorize or issue shares of any class or series of stock having any preference or priority as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation superior to any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any securities of the Corporation having any preference or priority as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation superior to any such preference or priority of the Series A Preferred Stock; or

               (iii) reclassify any class or series of any Common Stock into securities having any preference or priority as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation superior to any such preference or priority of the Series A Preferred Stock.

          8. Definitions.
             -----------

          (a) "Business Day" shall mean any day that is not a Saturday, a Sunday
               ------------
or a day on which banks are required or authorized by law to be closed in the City of New York, New York.

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          (b) "Common Stock" shall mean the common stock of the Corporation, par
               ------------
value $.00115 per share.

          (c) "Conversion Date" has the meaning specified in Section 5(b)
               ---------------
hereof.

          (d) "Conversion Notice" has the meaning specified in Section 5(b)
               -----------------
hereof.

          (e) "Conversion Stock" has the meaning specified in Section 5(a)(i)
               ----------------
hereof.

          (f) "Convertible Securities" means any evidences of indebtedness,
               ----------------------
shares of stock, or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          (g) "Corporation" shall mean SpectruMedix Corporation, a corporation
               -----------
organized and existing under the laws of the State of Delaware.

          (h) "Exemption Notice" has the meaning specified in Section 5(a)(ii)
               ----------------
hereof.

          (i) "Holder" shall mean any holder of shares of Series A Preferred
               ------
Stock.

          (j) "Issue" means to grant, issue, sell, assume, or fix a record date
               -----
for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

          (k) "Liquidation Preference" has the meaning specified in Section 3
               ----------------------
hereof.

          (l) "Market Price" means the average of the closing prices of any
               ------------
security's sales on the principal securities exchange on which such security may at the time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the counter market, the "Market Price" shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

          (m) "Option" means any right, option, or warrant to subscribe for,
               ------
purchase, or otherwise acquire Common Stock or Convertible Securities.

          (n) "Person" shall mean any corporation, natural person, firm, joint
               ------
venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          (o) "Series A Preferred Stock" has the meaning assigned to such term
               ------------------------
in Section 1 hereof.

          (p) "Redemption Date" has the meaning specified in Section 4(b)
               ---------------
hereof.

          9.  Registration of Transfer.  The Corporation shall keep at its
              ------------------------
principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

          10. Replacement.  Upon receipt of evidence reasonably satisfactory to
              -----------
the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 28th day of July, 1999.

                              /s/ Joseph K. Adlerstein
                              ---------------------------------
                              Joseph K Adlerstein, Chairman and
                              Chief Executive Officer

                                      -9-